Exhibit 99.1

 News Release

Cenveo Announces Second Quarter 2009 Results

Significant operational improvement over prior quarter
2nd Quarter Adjusted EBITDA of $53.1 million
Company expects continued improvement in second half of 2009

STAMFORD, CT – (August 5, 2009) – Cenveo, Inc. (NYSE: CVO) today announced results for the three and six months ended June 27, 2009.

For the three months ended June 27, 2009, net sales were $397.6 million, as compared to $524.5 million for the same period in the previous year. For the three months ended June 27, 2009, the Company recorded a net loss of $18.3 million, or ($0.34) per share, compared to net income of $2.7 million, or $0.05 per share, in the three months ended June 28, 2008. On a Non-GAAP basis, income from continuing operations was $8.1 million, or $0.15 per diluted share for the three months ended June 27, 2009. Non-GAAP income from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, (gain) loss on early extinguishment of debt and includes an adjustment to income taxes to reflect an estimated cash tax rate.

Adjusted EBITDA for the three months ended June 27, 2009 was $53.1 million. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, (gain) loss on early extinguishment of debt, and loss from discontinued operations, net of taxes.  An explanation of the Company’s use of Non-GAAP measures and Adjusted EBITDA is detailed below.

For the six months ended June 27, 2009, net sales were $809.7 million, as compared to $1.1 billion for the same period in the previous year. For the six months ended June 27, 2009, the Company recorded a net loss of $22.6 million, or ($0.41) per share, compared to a net loss of $0.7 million, or ($0.01) per share, in the six months ended June 28, 2008. On a Non-GAAP basis, income from continuing operations was $0.6 million or $0.01 per diluted share for the first six months of 2009. Adjusted EBITDA in the first six months of 2009 was $84.6 million. The six month periods ending on June 27, 2009 and June 28, 2008 consist of 25 and 26 weeks, respectively, which affects the comparability of the periods.

In the first six months of 2009, the Company generated cash flows from operations of $22.0 million and also made open market repurchases of an aggregate $52.2 million principal amount of its outstanding 7⅞% senior subordinated notes due 2013, its 8⅜% senior subordinated notes due 2014, and its 10½% senior notes due 2016, (collectively the “Notes”) for approximately $30.6 million plus accrued interest. In connection with the repurchases of the Notes, the Company recognized gains of approximately $4.3 million and $21.9 million in the three and six month periods ending June 27, 2009, representing the difference between the net carrying amount and the total repurchase price of the Notes.  The Company also recognized a $5.0 million loss on extinguishment of debt in connection with its Amendment of its debt facilities in the second quarter of 2009.  Additionally the Company made the annual mandatory prepayment sweep of excess cash flow repaying $17.5 million to lenders, thereby further reducing the balance of its term loans outstanding.

Robert G. Burton, Chairman and Chief Executive Officer stated:
“Our improved operating results for the second quarter were reflective of a number of management initiatives implemented during this tough macroeconomic period. Despite the anticipated decline in sales and earnings resulting from the recessionary environment, our proactive, disciplined approach to matching our cost structure with lower sales resulted in improved Adjusted EBITDA margins during the quarter. This improved performance would not have been possible without the continued dedication and hard work of our most important asset, our employees. We also took several steps to provide the Company with increased financial flexibility going forward by amending our credit facilities and by taking advantage of the current interest rate environment to lock in our borrowing costs for a period of time, while continuing to pay down debt. Over the past twelve months, we have reduced our debt outstanding by over $107 million, a testament to our focus on generating free cash flow and improving our capital structure.

Mr. Burton concluded:
“We continue to see signs of stabilization in several of the markets we serve, as certain of our customers begin returning to more normalized spending patterns. This activity increase, coupled with the more recent cost actions we implemented and stronger seasonal effects that are beginning to materialize, gives me confidence that we will continue to improve our results each quarter going forward. Despite the unsettled print markets we face, I feel that we are uniquely positioned with our breadth of products and services as a low cost provider that delivers outstanding quality and service to our customers. This position will only be enhanced by our proposed combination with Nashua Corporation. As I have stated previously, this merger will provide many benefits to the customers of both companies and its shareholders.  I look forward to completing this transaction during our third quarter.

As I’ve also said before, Cenveo’s short and long term success is built around operating diverse niche businesses that are market leaders; generating strong cash flows; and having an experienced management team that knows how to deliver results. We have been able to demonstrate the benefit of these strategies in this recessionary environment, and it is our belief that our businesses will continue to outperform within their product categories in good times as well as under difficult market conditions. ”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, August 6, 2009, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)
	Three Months Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Net sales	$397,644	$524,501	$809,744	$1,058,829
Cost of sales	320,365	417,406	668,681	853,704
Selling, general and administrative expenses	48,370	63,240	100,885	126,366
Amortization of intangible assets	2,355	2,279	4,671	4,454
Restructuring, impairment and other charges	32,031	5,425	40,763	15,174
Operating income (loss)	(5,477)	36,151	(5,256)	59,131
Interest expense, net	27,807	26,175	50,352	53,153
(Gain) loss on early extinguishment of debt	725	4,242	(16,917)	4,242
Other (income) expense, net	(2,621)	663	(2,586)	1,124
Income (loss) from continuing operations before income taxes	(31,388)	5,071	(36,105)	612
Income tax (benefit) expense	(13,547)	2,005	(14,077)	289
Income (loss) from continuing operations	(17,841)	3,066	(22,028)	323
Loss from discontinued operations, net of taxes	(411)	(399)	(535)	(1,055)
Net income (loss)	$(18,252)	$2,667	$(22,563)	$(732)
Income (loss) per share – basic and diluted:
Continuing operations	$(0.33)	$0.06	$(0.40)	$0.01
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.02)
Net income (loss)	$(0.34)	$0.05	$(0.41)	$(0.01)
Weighted average shares outstanding:
Basic	54,551	53,776	54,456	53,745
Diluted	54,551	54,216	54,456	54,219

Cenveo, Inc. and Subsidiaries
Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Income from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Income (loss) from continuing operations	$(17,841)	$3,066	$(22,028)	$323
Integration, acquisition and other charges	4,359	2,806	6,029	6,033
Stock-based compensation provision	3,394	4,269	6,856	6,961
Restructuring, impairment and other charges	32,031	5,425	40,763	15,174
(Gain) loss on early extinguishment of debt	725	4,242	(16,917)	4,242
Income tax (expense) benefit	(14,550)	(394)	(14,146)	(3,343)
Non-GAAP income from continuing operations	$8,118	$19,414	$557	$29,390

Income (loss) per share – diluted:
Continuing operations	$(0.33)	$0.06	$(0.40)	$0.01
Integration, acquisition and other charges	0.08	0.05	0.11	0.10
Stock-based compensation provision	0.06	0.08	0.13	0.13
Restructuring, impairment and other charges	0.59	0.10	0.74	0.28
(Gain) loss on early extinguishment of debt	0.01	0.08	(0.31)	0.08
Income tax (expense) benefit	(0.26)	(0.01)	(0.26)	(0.06)
Non-GAAP continuing operations	$0.15	$0.36	$0.01	$0.54

Weighted average shares—diluted	54,597	54,216	54,618	54,219

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) (unaudited)
	Three Months Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Net income (loss)	$(18,252)	$2,667	$(22,563)	$(732)
Interest expense, net	27,807	26,175	50,352	53,153
Income tax (benefit) expense	(13,547)	2,005	(14,077)	289
Depreciation	13,822	16,209	28,956	32,047
Amortization of intangible assets	2,355	2,279	4,671	4,454
Integration, acquisition and other charges	4,359	2,806	6,029	6,033
Stock-based compensation provision	3,394	4,269	6,856	6,961
Restructuring, impairment and other charges	32,031	5,425	40,763	15,174
(Gain) loss on early extinguishment of debt	725	4,242	(16,917)	4,242
Loss from discontinued operations, net of taxes	411	399	535	1,055

Adjusted EBITDA, as defined	$53,105	$66,476	$84,605	$122,676

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (in thousands) (unaudited)
	Three Months Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Operating income (loss)	$(5,477)	$36,151	$(5,256)	$59,131
Integration, acquisition and other charges	4,359	2,806	6,029	6,033
Stock-based compensation provision	3,394	4,269	6,856	6,961
Restructuring, impairment and other charges	32,031	5,425	40,763	15,174

Non-GAAP operating income	$34,307	$48,651	$48,392	$87,299

 Cenveo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
 (unaudited)
	June 27, 2009	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$8,365	$10,444
Accounts receivable, net	230,999	270,145
Inventories	140,341	159,569
Prepaid and other current assets	76,351	74,890
Total current assets	456,056	515,048
Property, plant and equipment, net	394,316	420,457
Goodwill	311,183	311,183
Other intangible assets, net	271,553	276,944
Other assets, net	26,801	28,482
Total assets	$1,459,909	$1,552,114
Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$16,808	$24,314
Accounts payable	146,328	174,435
Accrued compensation and related liabilities	25,389	37,319
Other current liabilities	81,364	88,870
Total current liabilities	269,889	324,938
Long-term debt	1,257,880	1,282,041
Deferred income taxes	18,989	26,772
Other liabilities	144,583	139,318
Shareholders’ deficit:
Preferred stock	—	—
Common stock	546	542
Paid-in capital	278,199	271,821
Retained deficit	(469,529)	(446,966)
Accumulated other comprehensive loss	(40,648)	(46,352)
Total shareholders’ deficit	(231,432)	(220,955)
Total liabilities and shareholders’ deficit	$1,459,909	$1,552,114

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	June 27, 2009	June 28, 2008
Cash flows from operating activities:
Net income (loss)	$(22,563)	$(732)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations, net of taxes	535	1,055
Depreciation and amortization, excluding non-cash interest expense	33,627	36,501
Non-cash interest expense, net	1,064	775
(Gain) loss on early extinguishment of debt	(16,917)	4,242
Stock-based compensation provision	6,856	6,961
Non-cash restructuring, impairment and other charges	24,489	2,952
Deferred income taxes	(16,316)	(990)
Gain on sale of assets	(3,907)	(2,420)
Other non-cash charges, net	3,518	5,575
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	38,086	60,965
Inventories	17,509	(1,487)
Accounts payable and accrued compensation and related liabilities	(39,267)	10,774
Other working capital changes	(4,797)	7,891
Other, net	120	(5,679)
Net cash provided by operating activities	22,037	126,383
Cash flows from investing activities:
Capital expenditures	(16,075)	(25,387)
Proceeds from sale of property, plant and equipment	5,159	12,014
Proceeds from sale of investment	4,032	—
Cost of business acquisitions, net of cash acquired	—	(38,453)
Acquisition payments	—	(3,653)
Net cash used in investing activities	(6,884)	(55,479)
Cash flows from financing activities:
Repayment of 8⅜% senior subordinated notes	(23,024)	—
Repayments of term loans	(21,083)	(3,600)
Payment of amendment and debt issuance costs	(7,296)	(5,297)
Repayments of other-long term debt	(4,870)	(11,624)
Repayment of 7⅞% senior subordinated notes	(4,295)	—
Repayment of 10½% senior notes	(3,250)	—
Purchase and retirement of common stock upon vesting of RSUs	(478)	—
Payment of refinancing fees, redemption premiums and expenses	(94)	—
Borrowings (repayments) under revolving credit facility, net	47,200	(64,200)
Repayment of senior unsecured loan	—	(175,000)
Proceeds from issuance of 10½% senior notes	—	175,000
Proceeds from issuance of other long-term debt	—	9,311
Proceeds from exercise of stock options	—	1,154
Net cash used in financing activities	(17,190)	(74,256)
Effect of exchange rate changes on cash and cash equivalents	(42)	9
Net decrease in cash and cash equivalents	(2,079)	(3,343)
Cash and cash equivalents at beginning of period	10,444	15,882
Cash and cash equivalents at end of period	$8,365	$12,539

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In addition to results presented in accordance with generally accepted accounting principles in the U.S.  (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income (loss) from continuing operations and Non-GAAP operating income.  These Non-GAAP financial measures are defined herein, and should be read in conjunction with GAAP financial measures. Non-GAAP operating income excludes integration, acquisition and other charges, stock based compensation provision and restructuring, impairment and other charges, (gain) loss on early extinguishment of debt and includes an adjustment to income taxes to reflect an estimated cash tax rate. A reconciliation of income (loss) from continuing operations to Non-GAAP income from continuing operations and operating income (loss) to Non-GAAP operating income is presented in the attached tables.  These Non-GAAP financial measures are not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income from continuing operations and Non-GAAP operating income along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

___________________________

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) a decline of our consolidated or individual reporting units operating performance as a result of the current economic environment could affect the results of our operations and financial position, including the impairment of our goodwill and other long-lived assets; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) intense competition in our industry; (viii) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (ix) factors affecting the U.S. postal services impacting demand for our products; (x) the availability of the Internet and other electronic media affecting demand for our products; (xi) increases in paper costs and decreases in its availability; (xii) our labor relations; (xiii) compliance with environmental rules and regulations; and (xiv) dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.